Exhibit 99.1
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact	Investor Relations:	Media:	RAI 2007-26
	Morris Moore	Steve Kottak
	(336) 741-3116	(336) 741-3372
     RAI CEO:
‘Building Momentum for Strong Earnings Growth’
Third Quarter ‘07 Reported EPS up 15.2%; Adjusted EPS up 12.0%
Full Year Guidance Increased; Double Digit EPS Growth for FY07

At a Glance
•	Third-quarter EPS of $1.21 was up 15.2 percent on a reported basis and 12.0 percent on an adjusted basis

•	Nine-month EPS of $3.43 was down 1.7 percent on a reported basis; up 5.5 percent on an adjusted basis
о	Decline in reported results driven by $74 million tax favorability in first-half 2006
•	Full-year reported EPS guidance increased to a range of $4.55 to $ 4.65

•	Focus on profitable growth continues to add strength:
о	Camel innovations drive share growth

о	Grizzly delivers strong volume gains
All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 3 and 4 of this release, which reconcile reported to adjusted third-quarter and nine-month results.
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WINSTON-SALEM, N.C. — Oct. 25, 2007 — Reynolds American Inc. (NYSE: RAI) today announced third-quarter EPS of $1.21, which represents solid gains on both a reported and adjusted basis compared with the prior-year period. The company also raised its full-year earnings guidance based upon the strength of improved pricing.
For the nine-month period, EPS of $3.43 was down 1.7 percent on a reported basis. Driving this decrease was a prior-year tax favorability of $74 million. On an adjusted basis, EPS was up 5.5 percent at $3.43 for the first nine months, with pricing and productivity gains at R.J. Reynolds and the inclusion of Conwood’s strong results.
RAI expects strong EPS growth in the fourth quarter and has increased its full-year guidance to a range of $4.55 to $4.65. That represents year-over-year growth of 11 percent to 13 percent. The guidance increase was driven by a cigarette price increase announced late in the third quarter.

Third Quarter and Nine Month Financial Results — Highlights
(unaudited)
(all dollars in millions, except per share amounts;
for reconciliations, including GAAP to non-GAAP, see schedules 3 and 4)

	For the Three Months			For the Nine Months
	Ended Sept. 30			Ended Sept. 30
			%			%
	2007	2006	Change	2007	2006	Change

Net sales	$2,297	$2,190	4.9%	$6,793	$6,441	5.5%

Operating income
Reported (GAAP)	$602	$544	10.7%	$1,771	$1,606	10.3%
Adjusted (Non-GAAP)	602	567	6.2%	1,771	1,632	8.5%

Net income
Reported (GAAP)	$358	$309	15.9%	$1,011	$1,030	(1.8)%
Adjusted (Non-GAAP)	358	319	12.2%	1,010	959	5.3%

Net income per diluted share
Reported (GAAP)	$1.21	$1.05	15.2%	$3.43	$3.49	(1.7)%
Adjusted (Non-GAAP)	1.21	1.08	12.0%	3.43	3.25	5.5%
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MANAGEMENT’S PERSPECTIVE
Overview
“Reynolds American’s third-quarter and nine-month 2007 earnings demonstrate our commitment to deliver responsible growth through innovation,” said Susan M. Ivey, RAI’s chairman and chief executive officer. “With operating companies that compete in virtually every tobacco category, Reynolds American is well positioned to drive and benefit from evolving consumer trends.”
During the quarter, R.J. Reynolds continued to strengthen its operating profits and deliver gains in total growth-brand market share. Conwood again delivered significant volume, profit and margin improvement on the strength of its Grizzly brand.
“We’re seeing solid performance from all of our operating companies, and we’re building momentum for strong earnings growth,” Ivey said. “While regulatory and competitive challenges remain, recent pricing improvement will help us achieve double-digit earnings growth for the year.”
R.J. Reynolds
“R.J. Reynolds’ continued gains in total growth-brand share and operating income reflect the strength of our business model,” said Daniel M. Delen, R.J. Reynolds’ president and chief executive officer. “The sustained momentum of our brand-portfolio strategy, coupled with improved pricing and productivity gains, puts R.J. Reynolds on pace to deliver strong full-year results.”
The company’s third-quarter operating income of $497 million was up 4.9 percent from the year-ago quarter on an adjusted basis, as increased pricing, productivity gains and a better price mix offset the effect of volume declines and higher settlement expense. Operating income for the first nine months was $1.48 billion.
R.J. Reynolds’ third-quarter premium-to-value mix was 62.6 percent, up almost half of a percentage point from the prior-year period. The company’s third-quarter shipment volume of 25.0 billion units was down 4.0 percent from the prior-year quarter. Among the factors driving volume declines were higher prices and lower wholesale inventory levels. The increased pricing will, however, contribute to year-over-year margin and operating-income gains, Delen said.
R.J. Reynolds’ total third-quarter market share was 29.00 percent, down 0.76 share points from the prior-year period driven by declines in the company’s non-support brands that were in line with the brand-portfolio strategy.
“Camel continued to deliver solid share gains in the third quarter, up more than four-tenths of a share point from the prior year,” Delen said. “Kool maintained its position in the highly competitive menthol category, and Pall Mall continued to add market share.”
Camel, Kool and Pall Mall, the company’s three growth brands, posted a combined third-quarter market-share of 13.22 percent, up 0.59 share points from the prior-year period.
“Camel’s growth continues to be driven by innovations as well as the increasing popularity of menthol styles,” Delen said.
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Delen said that Camel No. 9 also contributed to Camel’s strength. “We’ve just introduced two new Camel No. 9 styles into national distribution — regular and menthol 100’s,” he said. “These styles further extend the brand’s appeal to adult smokers who prefer a cigarette with a longer length.” Delen noted that 100 mm cigarettes represent about one-third of all U.S. cigarette sales.
Another innovation, Camel Snus, continues to pioneer the development of a new category of smokeless and spitless tobacco products. Delen said that R.J. Reynolds has expanded its initial Camel Snus two-market test into six additional markets. The company is seeing significant interest in this product, which provides adult tobacco users with “Pleasure for Wherever.”
Turning to Kool, Delen said that the brand’s market share has remained relatively stable over the past year. “As a growth brand, we expected somewhat stronger performance from Kool this year,” Delen said. “Going forward we will continue to focus on building Kool’s appeal and relevance in the highly-competitive menthol market. We’re doing that through innovative programs and products — like Kool XL, a smoother, wider cigarette that we expanded nationally in the third quarter.”
Pall Mall, the company’s third growth brand, continued to attract competitive smokers and gained 0.20 share points from the prior-year period. “Given Pall Mall’s strength and momentum, we are pursuing opportunities to increase margins as we move forward,” Delen said.
In addition to growth-brand gains, the company is also focused on improving earnings and margins through a variety of initiatives to increase productivity and reduce complexity. Consistent with these efforts — and with state legislative trends — Delen announced that R.J. Reynolds plans to voluntarily convert all of its cigarette brands to paper that is fire-standards compliant by the end of 2009.
Conwood
“Conwood continues to deliver strong results with an 18 percent earnings gain in the third quarter,” said William M. Rosson, Conwood’s president and chief executive officer. “Higher volume and pricing are driving us toward another record year.”
Compared with the prior-year period, Conwood’s adjusted pro-forma third-quarter operating income of $90 million was up 18.4 percent. Conwood’s third-quarter moist-snuff volume of 75.8 million cans was 12.3 percent higher than the prior-year period.
To provide meaningful period-over-period comparisons, Reynolds American uses adjusted pro-forma results. These assume that Conwood with its current line of products had been an RAI subsidiary since the beginning of 2006.
Rosson said that the company’s 25.95 percent share of shipments in the third quarter was up a third of a share point as Grizzly’s gains more than offset Kodiak’s declines. For the nine-month period, Conwood’s share of 25.80 was more than a full share point higher than the prior-year period.
Kodiak, Conwood’s premium brand, saw a third-quarter share-of-shipment decline of 0.72 share points from the prior-year quarter.
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Rosson said that pressure from heavily-promoted competitive premium brands has hurt Kodiak’s performance. “Kodiak remains a strong and profitable entry in the moist-snuff market,” Rosson said. “We’re working hard to make Kodiak more competitive and compelling while maintaining strong margins. We’re also continuing to evaluate additional opportunities to strengthen our position in the premium segment.”
Grizzly, the growth leader in the moist-snuff category, had a 21.23 percent share of shipments in the third quarter. That was up 1.39 share points from the prior-year period. “Grizzly’s volume grew more than 18 percent during the third quarter in a category that is showing strong growth of about 7 percent,” Rosson said.
To further build on Grizzly’s momentum, the company is testing two new styles: Grizzly Pouches and an ultra-fine-cut natural style called Grizzly Snuff. “Both of these products offer considerable opportunities to increase growth on the Grizzly brand,” Rosson said.
“We’re certainly pleased with Conwood’s performance,” he said. “And we’re working hard to further build on the company’s already strong profitability and marketplace presence.”
REVISED FULL YEAR FORECAST
“RAI has delivered solid third-quarter and nine-month results, and we’re looking forward to a strong full year,” said Dianne M. Neal, RAI’s chief financial officer. “Our operating companies continue to drive profitable growth and RAI’s ability to deliver long-term shareholder value.”
Neal said RAI is raising its full-year earnings guidance on the strength of a cigarette price increase announced late in the third quarter. “We now expect to deliver full-year reported earnings of $4.55 to $4.65 per diluted share,” she said. “That’s an increase of 11-to-13 percent compared with last year’s results.”
She said that the full-year forecast does not include any potential impact of the annual assessment of intangible asset valuations.
“Higher pricing this year and heavy promotional spending in the fourth quarter of 2006 will contribute to an especially strong fourth-quarter comparison,” Neal said. “In addition, we remain on track to achieve full-year productivity gains of about $85 million against a total goal of $500 million through 2011.”
“The strength we are building this year,” Neal said, “positions us well to deliver mid-single digit EPS growth for the next several years.”
CONFERENCE CALL WEBCAST TODAY
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Reynolds American will webcast a conference call to discuss third-quarter and nine-month 2007 results at 10:30 a.m. Eastern Time on Thursday, Oct. 25, 2007. The call will be available live online on a listen-only basis. To register for the call, please visit the “Investors” section of www.ReynoldsAmerican.com. A replay of the call will be available on the site for 30 days. Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Seth Moskowitz (336) 741-7698.
RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.
These risks and uncertainties include:
•	the substantial and increasing regulation and taxation of tobacco products, including a potential significant increase in federal excise taxes;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the MSA and other state settlement agreements;

•	the continuing decline in volume in the domestic cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including any new entrants in the marketplace;

•	increased promotional activities by competitors, including deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf, which could adversely impact inventory valuations;

•	any adverse effects resulting from dependence on certain single-source suppliers, including supply interruption or quality issues;

•	the effect of market conditions on foreign currency exchange-rate risk, interest-rate risk and the return on corporate cash;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;
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•	the rating of RAI’s securities;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of fire, violent weather and other disasters that may adversely affect manufacturing and other facilities; and

•	the potential existence of significant deficiencies or material weaknesses in internal control over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Conwood Company, LLC; Santa Fe Natural Tobacco Company, Inc.; and R.J. Reynolds Global Products, Inc.
•	R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, manufactures about one of every three cigarettes sold in the country. The company’s brands include six of the 10 best-selling U.S. brands: Camel, Kool, Pall Mall, Winston, Salem and Doral.

•	Conwood Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Kodiak, Grizzly and Levi Garrett. Conwood also sells and distributes a variety of tobacco products manufactured by Lane, Limited, including Winchester and Captain Black little cigars, and Bugler roll-your-own tobacco.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

•	R.J. Reynolds Global Products, Inc. manufactures, sells and distributes American- blend cigarettes and other tobacco products to a variety of customers worldwide.
Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available at www.ReynoldsAmerican.com.
(financial and volume tables follow)
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Schedule 1
REYNOLDS AMERICAN INC.
Condensed Consolidated Statements of Income — GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales, external	$2,174	$2,071	$6,419	$6,056
Net sales, related party	123	119	374	385

Net sales	2,297	2,190	6,793	6,441
Cost of products sold	1,250	1,202	3,768	3,643
Selling, general and administrative expenses	440	437	1,237	1,171
Amortization expense	5	7	17	21

Operating income	602	544	1,771	1,606
Interest and debt expense	81	92	257	179
Interest income	(33)	(34)	(94)	(93)
Other (income) expense, net	(7)	(3)	8	(6)

Income from continuing operations before income taxes	561	489	1,600	1,526
Provision for income taxes	203	180	590	570

Income from continuing operations	358	309	1,010	956
Extraordinary item — gain on acquisition (1)	—	—	1	74

Net income	$358	$309	$1,011	$1,030

Basic income per share:
Income from continuing operations	$1.22	$1.05	$3.43	$3.24
Extraordinary item (1)	—	—	—	0.25

Net income	$1.22	$1.05	$3.43	$3.49

Diluted income per share:
Income from continuing operations	$1.21	$1.05	$3.43	$3.24
Extraordinary item (1)	—	—	—	0.25

Net income	$1.21	$1.05	$3.43	$3.49

Basic weighted average shares, in thousands	294,169	295,058	294,454	295,014

Diluted weighted average shares, in thousands	294,706	295,420	294,929	295,355

Segment data:
Net sales:
R.J. Reynolds (2)	$2,014	$1,945	$5,974	$5,890
Conwood (3)	166	154	495	254
All Other (2) (3)	117	91	324	297

	$2,297	$2,190	$6,793	$6,441

Operating income:
R.J. Reynolds (2) (4)	$497	$458	$1,481	$1,441
Conwood (3) (4)	90	71	260	108
All Other (2) (3)	39	37	109	115
Corporate Expense(4)	(24)	(22)	(79)	(58)

	$602	$544	$1,771	$1,606

(1)	Includes adjustments to the 2000 extraordinary gain on acquisition, resulting from favorable resolution of prior years’ tax matters.

(2)	Includes results of Lane, Limited’s Dunhill and State Express cigarette brands transferred January 1, 2007, into the R.J. Tobacco segment from All Other.

(3)	Includes results of Lane, Limited’s remaining products transferred January 1, 2007, into the Conwood segment from All Other.

(4)	Certain corporate expenses are no longer allocated to the operating segments. Prior period amounts have been reclassified to reflect the current segment composition.

Schedule 2
REYNOLDS AMERICAN INC.
Condensed Consolidated Balance Sheets
(Dollars in Millions)
(Unaudited)

	September 30,	December 31,
	2007	2006

Assets
Cash and cash equivalents	$2,059	$1,433
Short-term investments	796	1,293
Other current assets	2,241	2,209
Trademarks, net	3,474	3,479
Goodwill	8,174	8,175
Other noncurrent assets	1,895	1,589

	$18,639	$18,178

Liabilities and shareholders’ equity
Tobacco settlement and related accruals	$2,264	$2,237
Current maturities of long-term debt	—	344
Accrued liabilities and other current liabilities	1,846	1,511
Long-term debt (less current maturities)	4,452	4,389
Long-term deferred income taxes	1,167	1,167
Long-term retirement benefits (less current portion)	1,172	1,227
Other noncurrent liabilities	405	260
Shareholders’ equity	7,333	7,043

	$18,639	$18,178

Schedule 3
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Results
GAAP results include the acquired operations of Conwood since May 31, 2006.
RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended September 30,
	2007			2006
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

GAAP results	$602	$358	$1.21	$544	$309	$1.05
The GAAP results include the following expense (income):
Merger/integration costs	—	—	—	23	14	0.05
Favorable resolution of tax matters	—	—	—	—	(4)	(0.02)

Total adjustments	—	—	—	23	10	0.03

Adjusted results	$602	$358	$1.21	$567	$319	$1.08

	Nine Months Ended September 30,
	2007			2006
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

GAAP results	$1,771	$1,011	$3.43	$1,606	$1,030	$3.49
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	—	(9)	(6)	(0.02)
Merger/integration costs	—	—	—	35	22	0.07
Favorable resolution of tax matters	—	—	—	—	(13)	(0.04)
Extraordinary gain on acquisition	—	(1)	—	—	(74)	(0.25)

Total adjustments	—	(1)	—	26	(71)	(0.24)

Adjusted results	$1,771	$1,010	$3.43	$1,632	$959	$3.25

Schedule 4
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Proforma Adjusted Operating Income by Segment
R.J. Reynolds is the second largest cigarette manufacturer in the United States and manages a contract manufacturing business.
R.J. Reynolds’ segment results include the 2007 transfer of the Dunhill and State Express cigarette brands from Lane, Limited, previously reported as All Other.
Conwood is the second largest smokeless tobacco products manufacturer in the United States. Conwood’s GAAP operating income includes the operations acquired by RAI since May 31, 2006. GAAP proforma adjustments reflect the impact of fair values of acquired assets and liabilities assumed as if the acquisition had been completed on January 1, 2006. Conwood’s segment results include the 2007 transfer of Lane, Limited’s remaining products, previously reported as All Other.
Beginning January 1, 2007, certain corporate expenses are no longer allocated to the operating segments. The segment amounts presented for prior periods have been reclassified to reflect the current composition of the reportable segments.
Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended September 30,
	2007		2006
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood

GAAP operating income	$497	$90	$458	$71

The GAAP results include the following expense (income):
Merger/integration costs	—	—	16	7

Total adjustments	—	—	16	7

Adjusted operating income	$497	$90	$474	78

Proforma purchase adjustments				(2)

Proforma adjusted operating income				$76

	Nine Months Ended September 30,
	2007		2006
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood
GAAP operating income	$1,481	$260	$1,441	$108

The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	(9)	—
Merger/integration costs	—	—	28	7

Total adjustments	—	—	19	7

Adjusted operating results	$1,481	$260	$1,460	115

Conwood pre-acquisition GAAP operating income				113
Proforma purchase adjustments				(5)

Proforma adjusted operating income				$223

Schedule 5
R.J. REYNOLDS VOLUMES AND SHARE OF MARKET
UNIT VOLUME (in billions):

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2007	2006	Units	%	2007	2006	Units	%
Camel (Filter Styles)	6.2	6.1	0.2	2.6%	18.5	17.7	0.8	4.2%
Kool	2.8	2.9	(0.1)	-3.3%	8.4	8.8	(0.4)	-4.4%
Pall Mall	1.8	1.6	0.2	12.7%	5.3	4.9	0.4	8.9%

Total growth brands	10.8	10.6	0.3	2.5%	32.2	31.4	0.8	2.5%

Total support brands	10.5	11.1	(0.6)	-5.1%	31.3	33.4	(2.1)	-6.3%

Total non-support brands	3.7	4.4	(0.8)	-17.0%	11.2	13.9	(2.7)	-19.5%

Total R.J. Reynolds domestic	25.0	26.1	(1.1)	-4.0%	74.7	78.7	(4.0)	-5.1%

Total premium	15.7	16.2	(0.6)	-3.4%	46.6	48.4	(1.8)	-3.7%
Total value	9.4	9.9	(0.5)	-5.0%	28.1	30.3	(2.2)	-7.2%
Premium/total mix	62.6%	62.2%	0.4%		62.4%	61.5%	0.9%

Industry	94.5	96.4	(1.9)	-2.0%	270.4	282.0	(11.7)	-4.1%
Premium	69.0	70.0	(1.0)	-1.5%	198.0	203.7	(5.6)	-2.8%
Value	25.5	26.4	(0.9)	-3.3%	72.3	78.4	(6.0)	-7.7%
Premium/total mix	73.0%	72.6%	0.4%		73.2%	72.2%	1.0%
RETAIL SHARE OF MARKET:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	Change	2007	2006	Change
Camel (filter styles)	7.99%	7.54%	0.45	7.74%	7.36%	0.38
Kool	3.08%	3.13%	(0.06)	3.11%	3.11%	0.01
Pall Mall	2.14%	1.95%	0.20	2.09%	1.85%	0.25

Total growth brands	13.22%	12.63%	0.59	12.95%	12.32%	0.64

Total support brands	11.47%	12.03%	(0.57)	11.70%	12.13%	(0.43)

Total non-support brands	4.32%	5.11%	(0.79)	4.53%	5.37%	(0.84)

Total R.J. Reynolds domestic	29.00%	29.76%	(0.76)	29.18%	29.82%	(0.64)
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
R.J. Reynolds’ support brands include Winston, Salem, Doral, Capri and Misty.
Industry data based on information from Management Science Associates, Inc.
Retail shares of market are as reported by Information Resources Inc.

Schedule 6
CONWOOD VOLUMES AND SHARE OF SHIPMENTS
UNIT VOLUME (in millions of cans):

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2007	2006	Units	%	2007	2006	Units	%

Kodiak	12.9	13.9	(1.0)	-7.4%	39.9	42.6	(2.7)	-6.4%
Other premium	0.8	0.9	(0.1)	-12.3%	2.4	2.7	(0.3)	-10.3%

Total premium	13.6	14.8	(1.1)	-7.7%	42.2	45.2	(3.0)	-6.6%

Grizzly	61.4	52.0	9.5	18.2%	174.9	147.2	27.7	18.8%
Other price-value	0.7	0.8	(0.0)	-5.7%	1.8	2.4	(0.6)	-26.8%

Total price-value	62.1	52.7	9.4	17.9%	176.7	149.6	27.1	18.1%

Total moist snuff cans	75.8	67.5	8.3	12.3%	218.9	194.9	24.1	12.4%
SHARE OF SHIPMENTS:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	Change	2007	2006	Change

Kodiak	4.29%	5.01%	(0.72)	4.47%	5.12%	(0.65)
Total premium	4.56%	5.37%	(0.81)	4.76%	5.45%	(0.69)

Grizzly	21.23%	19.84%	1.39	20.84%	18.98%	1.86
Total price-value	21.39%	20.23%	1.16	21.04%	19.26%	1.78

Total Conwood	25.95%	25.60%	0.35	25.80%	24.71%	1.09
2006 volumes include pre-acquisition amounts.
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Share data for total moist snuff based on distributor reported data processed by Management Science Associates, Inc.